UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Zale Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

ZALE CORPORATION
901 West Walnut Hill Lane
Irving, Texas 75038-1003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 2, 2001
______________

      Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Zale Corporation, a Delaware corporation (the “Company”), will be held on Friday, November 2, 2001, at 10:00 a.m., local time, at The Omni Park West Hotel, 1590 LBJ Freeway, Dallas, Texas 75234 for the following purposes:

1.	To elect eight directors for terms that will expire at the 2002 annual meeting of stockholders;

2.	To approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate certain provisions relating to the Company’s “material subsidiaries” and certain restrictions relating to the issuance of non-voting equity securities;

3.	To ratify the appointment of Arthur Andersen LLP as the Company’s independent public accountants; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on September 18, 2001, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of such stockholders will be maintained at the Company’s headquarters during the ten-day period prior to the date of the Annual Meeting and will be available for inspection by stockholders for any purpose germane to the meeting during ordinary business hours.

      We hope you will be represented at the Annual Meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important, and the Board of Directors appreciates the cooperation of stockholders in directing proxies to vote at the meeting.

By Order of the Board of Directors,

Susan S. Lanigan Senior Vice President, General Counsel and Secretary
Dallas, Texas
October 5, 2001

PROXY STATEMENT
OUTSTANDING VOTING SECURITIES OF THE COMPANY AND PRINCIPAL HOLDERS THEREOF
ELECTION OF DIRECTORS
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
PROPOSAL NO. 2 AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF ZALE CORPORATION
PROPOSAL NO. 3: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
EXECUTIVE AND DIRECTOR COMPENSATION
OPTION GRANTS IN LAST FISCAL YEAR(1)
OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND TRANSACTIONS
OTHER MATTERS
VOTING REQUIREMENTS
STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES
STOCKHOLDER PROPOSALS
AVAILABILITY OF FORM 10-K
APPENDIX B
APPENDIX A
MEMBERSHIP
DUTIES AND RESPONSIBILITIES

ZALE CORPORATION
901 West Walnut Hill Lane
Irving, Texas 75038-1003
(972) 580-4000

PROXY STATEMENT
October 5, 2001

GENERAL INFORMATION

      This Proxy Statement is being furnished by the Board of Directors (the “Board of Directors”) of Zale Corporation, a Delaware corporation (the “Company”), to the holders of common stock of the Company (the “Common Stock”) in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at The Omni Park West Hotel, 1590 LBJ Freeway, Dallas, Texas 75234, 10:00 a.m., local time, on Friday, November 2, 2001, and at any adjournments thereof.

      A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card, by delivering written notice of the revocation of the proxy to the Secretary of the Company prior to the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the stockholder’s directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted FOR the election of the director nominees recommended by the Board of Directors, FOR the amendment to the Company’s Restated Certificate of Incorporation, FOR the ratification of the appointment of Arthur Andersen LLP as the Company’s independent public accountants, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.

      The expense of preparing, printing and mailing this Proxy Statement and soliciting the proxies sought hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers, directors and regular employees of the Company, who will not receive additional compensation therefor, in person or by telephone, telegraph or facsimile transmission. The Company also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date for the Annual Meeting and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

      At September 18, 2001, the Company had 34,825,378 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on September 18, 2001 are entitled to notice of, and to vote at, the Annual Meeting.

      This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about October 5, 2001.

OUTSTANDING VOTING SECURITIES OF THE COMPANY
AND PRINCIPAL HOLDERS THEREOF

      The following table sets forth information regarding beneficial ownership of Common Stock by persons believed to beneficially own more than five percent of the outstanding shares of Common Stock, the Company’s directors, the Company’s executive officers included in the summary compensation table, and the Company’s directors and executive officers as a group, all as of September 18, 2001. Except as noted below, the Company believes that each of the persons listed has sole investment and voting power with respect to the shares included in the table.

	Amount and Nature of		Percent of
Name of Beneficial Owner	Beneficial Ownership(1)		Class(1)

Five Percent Stockholders:

Artisan Partners 100- North Water St, Suite 1170 Milwaukee, WI 53202	2,318,848	(2)	6.5%

Mellon Bank One Mellon Bank Center 500 Grant Street Pittsburgh, PA 15258	1,872,650	(3)	5.2%

Directors and

Named Executive Officers:

Robert J. DiNicola	911,880	(4)	2.6%

Glen Adams	38,250	(5)	*

A. David Brown	12,500	(6)	*

Peter P. Copses	15,750	(7)	*

Richard C. Marcus	21,400	(8)	*

Charles H. Pistor, Jr.	13,500	(9)	*

Alan P. Shor	133,466	(10)	*

Andrew H. Tisch	41,000	(11)	*

Mary L. Forté	53,819	(12)	*

Sue E. Gove	91,833	(13)	*

Beryl B. Raff	723		*

Directors and Executive Officers as a Group (11 persons):	1,334,121		3.7%

*	Represents less than one percent.

(1)	The information contained in this table with respect to Common Stock ownership reflects “beneficial ownership” as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)	Ownership as of August 1, 2001, based on information furnished by Artisan Partners. Artisan Partners has shared voting and investment power with respect to all of the shares.

(3)	Based on information obtained from a Schedule 13-G/A filed with Securities and Exchange Commission on July 10, 2001.

(4)	Includes 501,250 shares of Common Stock which Mr. DiNicola may acquire upon the exercise of options within 60 days after September 18, 2001, and 250,000 shares of Restricted Stock which will vest in equal portions each year over five years beginning July 12, 2002.

(5)	Includes 20,000 shares of Common Stock which Mr. Adams may acquire upon exercise of options within 60 days of September 18, 2001.

(6)	Includes 12,500 shares of Common Stock which may be acquired by Mr. Brown upon exercise of options within 60 days of September 18, 2001.

(7)	Includes 3,250 shares of Common Stock held by The Copses/Mueller Family Trust and 12,500 shares of Common Stock which Mr. Copses may acquire upon exercise of options within 60 days of September 18, 2001.

(8)	Includes 20,000 shares of Common Stock which Mr. Marcus may acquire upon exercise of options within 60 days after September 18, 2001.

(9)	Includes 12,500 shares of Common Stock which Mr. Pistor may acquire upon exercise of options within 60 days after September 18, 2001.

(10)	Includes 123,750 shares of Common Stock which Mr. Shor may acquire upon exercise of options within 60 days after September 18, 2001, and 5,193 shares of Restricted Stock which will vest in equal portions each year over two years beginning February 25, 2002.

(11)	Includes 10,000 shares of Common Stock held by Mr. Tisch’s wife and brother as custodians for his four minor children and 20,000 shares of Common Stock which Mr. Tisch may acquire upon exercise of options within 60 days after September 18, 2001.

(12)	Includes 47,500 shares of Common Stock which Ms. Forté may acquire upon exercise of options within 60 days after September 18, 2001, and 3,635 shares of Restricted Stock which will vest in equal portions each year over two years beginning February 25, 2002.

(13)	Includes 85,500 shares of Common Stock which Ms. Gove may acquire upon exercise of options within 60 days after September 18, 2001, and 3,635 shares of Restricted Stock which will vest in equal portions each year over two years beginning February 25, 2002.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

      Action will be taken at the Annual Meeting for the election of eight directors, each of whom will serve until the 2002 Annual Meeting of Stockholders and until his or her successor is elected and qualified.

      The Board of Directors has no reason to believe that any of the nominees for director will not be available to stand for election as director. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the proxies may be voted FOR such substitute nominees as the Board of Directors may designate.

      Information concerning each of the eight nominees to be elected pursuant to Proposal No. 1 is set forth below.

Robert J. DiNicola, Age 53.

Chairman of the Board and Chief Executive Officer

      Mr. DiNicola returned to the Company as Chairman of the Board and Chief Executive Officer on February 21, 2001. Previously, Mr. DiNicola had served as Chairman of the Board of the Company from April 18, 1994 to September 6, 2000. From September 6, 2000 until his return as Chairman and Chief Executive Officer in February, Mr. DiNicola served as a member of the Board. He also served as Chief Executive Officer of the Company from April 18, 1994 until September 7, 1999. For the three years prior to joining the Company, Mr. DiNicola was a senior executive officer of The Bon Marché Division of Federated Department Stores, Inc., having served as Chairman and Chief Executive Officer of that Division from 1992 to 1994 and as its President and Chief Operating Officer from 1991 to 1992. From 1989 to 1991, Mr. DiNicola was a General Merchandise Manager of the Rich’s Department Store Division of Federated. For 17 years, prior to joining the Federated organization, Mr. DiNicola was associated with Macy’s, where he held various executive, management and merchandising positions, except for a one-year period while he held a division officer position with The May Department Stores Company, Inc.

Glen Adams, Age 62.

Director

      Mr. Adams has served as a director of the Company since July 21, 1993. From August 1990 to August 1996, Mr. Adams served as Chairman, President and Chief Executive Officer of Southmark Corporation in Dallas, Texas, a real estate financing and syndication firm. From 1986 to 1989, he served as Chairman, President and Chief Executive Officer of The Great Western Sugar Company.

A. David Brown, Age 59.

Director

      Mr. Brown joined the board as a director on March 4, 1997. Mr. Brown became Managing Partner for the New York office of Pendleton James Associates (now Whitehead Mann, Inc.) as of May 15, 1997. Prior to joining Whitehead Mann, Mr. Brown served as Vice President of the Worldwide Retail/Fashion Specialty Practice at Korn/Ferry International from June 1, 1994 to May 14, 1997. Prior to joining Korn/Ferry, Mr. Brown held numerous positions with R.H. Macy & Co., Inc., including Senior Vice President of Human Resources, a position he held from 1983 to 1994. Mr. Brown is a director of The Sports Authority and Selective Insurance Group, Inc. Mr. Brown also serves as a trustee for Drew University, and the Jackie Robinson Foundation.

Peter P. Copses, Age 43.

Director

      Mr. Copses served from September 9, 1993 to September 9, 1996 as a director of the Company and returned to serve on the Board on February 4, 1997. Since 1990, Mr. Copses has been a principal of Apollo Advisors, L.P., which, together with certain affiliates, acts as the managing general partner of Apollo Investment Fund, L.P., AIF II, L.P., Apollo Investment Fund III, L.P., Apollo Investment Fund IV, L.P., and Apollo Investment Fund V, private securities investment funds. Mr. Copses is also a director of Rent-A-Center, Inc.

Richard C. Marcus, Age 62.

Director

      Mr. Marcus has served as a director of the Company since July 21, 1993. Since January 1997, Mr. Marcus has served as a Senior Advisor to Peter J. Solomon Company, a New York investment banking firm and is a director of Michael’s Stores Inc., Land’s Ends, Inc. and Fashionmall.com. Mr. Marcus is former Chairman and CEO of Neiman Marcus in Dallas, Texas.

Charles H. Pistor, Jr., Age 71.

Director

      Mr. Pistor joined the board as a director on June 24, 1997. Mr. Pistor is the former Vice Chair of Southern Methodist University, and has served as Chief Executive Officer of Republic BankDallas and President of the American Bankers Association. Mr. Pistor currently serves as a director of Fortune Brands and Centex Corporation.

Alan P. Shor, Age 42.

President and Chief Operating Officer, Director

      Mr. Shor was named President and Chief Operating Officer and was appointed as a member of the Company’s Board of Directors effective September 6, 2000. Before being named President, Mr. Shor had served as Executive Vice President and Chief Operating Officer since September 1999. From November 1997 to September 1999, Mr. Shor served as Executive Vice President and Chief Logistics Officer while retaining his position as General Counsel and Secretary (he relinquished the General Counsel position August 1, 1999 and the Secretary position in November 1999). From May 1997 to November 1997, Mr. Shor served as Executive Vice President and Chief Administrative Officer, General Counsel and Secretary. From June 1995 to May 1997, Mr. Shor served as Senior Vice President, General Counsel and Secretary. For two years prior to joining the Company, Mr. Shor was the managing partner of the Washington, D.C. office of the Troutman Sanders law firm, whose principal office is based in Atlanta, Georgia. Mr. Shor, a member of Troutman Sanders since 1983, was a partner of the firm from 1990 to 1995.

Andrew H. Tisch, Age 52.

Director

      Mr. Tisch has served as a director of the Company since July 21, 1993. Mr. Tisch has been Chairman of the Executive Committee of Loews Corporation since January 1999. He was Chairman of the Management Committee of Loews Corporation from 1994 to 1998. Mr. Tisch also served as Chairman of the Board and Chief Executive Officer of Lorillard, Inc. from 1989 to May 1994. Mr. Tisch served as President of Bulova Watch Co., Inc. from 1980 to 1989. From 1985 to 1989, Mr. Tisch served as a director of Gordon Jewelry Corporation prior to its acquisition by the Company. Mr. Tisch currently serves as a director of Loews Corporation, Bulova Watch Co., Inc., Canary Wharf, PLC, and K12 Inc.

The Board of Directors recommends that stockholders vote FOR the election of each of the director nominees listed above.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      The following discussion of meetings of the Board of Directors and the committees thereof includes meetings occurring during the Company’s 2001 fiscal year beginning on August 1, 2000, and ending July 31, 2001 (“Fiscal Year 2001”).

      The standing committees of the Board of Directors are the Audit and Compensation Committees. The Board of Directors does not presently have a formal Nominating Committee. The principal functions and the names of the directors currently serving as members of the Audit and Compensation Committees are set forth below.

      The Audit Committee assists the Company’s Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s financial matters. The Audit Committee operates under a written charter which is attached to this proxy statement as Appendix A. Under the charter, the Audit Committee’s responsibilities include: reviewing the financial reports and other financial information provided by the Company to any governmental or other regulatory body and monitoring any public or other uses thereof; reviewing the annual independent audit of the Company’s financial statements; reviewing the Company’s system of internal accounting and financial controls; and reviewing the internal audit process and internal audit results. The Audit Committee also reviews the Company’s quarterly financial statements. The Audit Committee met three times during Fiscal Year 2001. Glen Adams, Charles H. Pistor, Jr. and Andrew H. Tisch are the current members of the Audit Committee. Mr. Adams is Chairman.

      Subject to the final decision of the Board of Directors, the Compensation Committee reviews the proposed compensation of the Company’s Chairman and Chief Executive Officer and all other corporate officers and considers management succession and related matters. In addition, the Compensation Committee administers the Company’s Stock Incentive Plan and its other incentive compensation plans. The Compensation Committee met ten times during Fiscal Year 2001. The current members of the Compensation Committee are Richard C. Marcus, A. David Brown and Peter P. Copses. Mr. Marcus is Chairman.

      During Fiscal Year 2001, the Board of Directors met 14 times. No member of the Board of Directors attended fewer than 75% of the total number of meetings held by the Board of Directors and the committees on which such director served during that period.

PROPOSAL NO. 2

AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
OF ZALE CORPORATION

      The Board of Directors of the Company has approved, subject to stockholder approval, an amendment to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”) to eliminate certain provisions relating to the Company’s “material subsidiaries” and certain restrictions relating to the issuance of non-voting equity securities. These provisions were included in the Restated Certificate in 1993 in connection with the Company’s reorganization under Chapter 11 of the United States Bankruptcy Code. Since the Company long ago completed the reorganization process, the Board of Directors believes that these provisions are unnecessary and cumbersome and that their elimination will simplify the operation of the Company’s business and will give the Company additional flexibility to do the things necessary to run the Company more efficiently. A copy of the proposed amendment is attached to this Proxy Statement as Appendix A. To become effective, the proposed amendment requires approval by the holders of a majority of the Company’s outstanding common stock.

Description of the Proposal

      The proposed amendment would eliminate the restrictions relating to “material subsidiaries” currently contained in Article SIXTH(b) of the Restated Certificate. Under the Restated Certificate, a “material subsidiary” includes, with certain exceptions, any subsidiary of the Company that accounts for more than 5% of the Company’s consolidated revenues or consolidated assets. Currently the Company has three material subsidiaries. In general, the provisions of Article SIXTH(b) impose the following requirements:

•	the Company’s full Board of Directors must also serve as the Board of Directors of each material subsidiary;

•	all of the outstanding shares of any material subsidiary must be owned by the Company or another material subsidiary;

•	a material subsidiary may not, without the approval of the Company’s stockholders, (1) take any action that is required by law to be approved by the stockholders of the material subsidiary, or (2) issue any shares of its capital stock to any entity other than the Company or another material subsidiary; and

•	the certificate of incorporation of any material subsidiary may not be amended to eliminate the requirements relating to (1) the membership of the board of directors, (2) the filling of vacancies on the Board of Directors, or (3) the issuance of shares by a material subsidiary.

      As noted above, the restrictions included in Article SIXTH(b) were inserted in the Restated Certificate in connection with the Company’s reorganization in 1993. These provisions were included when the Company’s stockholders consisted primarily of a small group of former creditors of the Company who wanted to keep extremely tight control over the Company’s operations. These provisions are highly unusual for a public company. The requirement that the Boards of Directors of the Company and its material subsidiaries be the same imposes additional, costly and unnecessary burdens on the Company’s directors. In particular, ordinary course transactions that typically would not warrant the time and attention of the Company and its directors must be approved by them. In addition, the unusual requirement that stockholders of the Company approve any action by a material subsidiary that must be approved by the sole stockholder of the material subsidiary has made structuring acquisitions and financings and, in some cases, tax planning more difficult and time consuming. Finally, the requirement under Article SIXTH(b) that the Company, or the Company along with another material subsidiary, own all of the outstanding shares of any material subsidiary, effectively prohibits the Company from entering into joint ventures or similar relationships with third parties. While the Company has no present plans to enter into any such relationships, desirable opportunities may arise in the future.

      In addition to eliminating Article SIXTH(b) of the Restated Certificate, the proposed amendment also would eliminate Article ELEVENTH of the Restated Certificate. Article ELEVENTH prohibits the issuance of any non-voting equity securities by the Company. The Company originally was required to include Article ELEVENTH in connection with its reorganization in 1993. Although the Board of Directors has no present plans to issue non-voting equity securities of the Company — e.g., nonvoting preferred stock — the Board of Directors considers Article ELEVENTH to be an unnecessary and undesirable restriction on the Company’s future capital structure.

      Before voting on the proposed amendment to the Restated Certificate, stockholders are urged to read carefully Appendix A which sets forth the full text of the proposed amendment. The discussions herein with respect to the proposed amendment to the Restated Certificate are qualified in their entirety by reference to such Appendix A.

Effective Date of the Proposed Amendment

      If approved by the Company’s stockholders, the proposed amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware amending the Company’s Restated Certificate of Incorporation, which filing will be made as soon as reasonably practicable after stockholder approval.

Recommendation of the Board of Directors

      The Company’s Board of Directors recommends a vote “FOR” amending the Restated Certificate to eliminate restrictions relating to the Company’s material subsidiaries and restrictions relating to the issuance of non-voting equity securities.

PROPOSAL NO. 3:

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

      Arthur Andersen LLP has served as the Company’s independent public accountants since 1994, and has been reappointed by the Board of Directors to serve in that capacity for the 2002 fiscal year. The Company has been advised that no member of Arthur Andersen LLP or any of its associates has any financial interest in the Company or its affiliates. A representative of Arthur Andersen LLP will be available at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement on behalf of Arthur Andersen LLP, if desired.

      Although not formally required, the appointment of the independent auditors of the Company has been directed by the Board of Directors to be submitted to the stockholders for ratification as a matter of sound corporate practice. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors. If the stockholders ratify the appointment, the Board of Directors, in its sole discretion, may still direct the appointment of new independent auditors at any time during the 2002 fiscal year if the Board of Directors believes that such a change would be in the best interests of the Company.

      The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Arthur Andersen LLP as the Company’s independent public accountants.

EXECUTIVE AND DIRECTOR COMPENSATION

      The following tables set forth all compensation, including bonuses, stock option awards and other payments, paid or accrued by the Company during each of the fiscal years ended July 31, 2001, July 31, 2000 and July 31, 1999, to the Company’s Chairman, Chief Executive Officer, and the three other most highly compensated executive officers of the Company (collectively, the “named executive officers”).

SUMMARY COMPENSATION TABLE

					Long-Term
		Annual Compensation			Compensation

				Restricted	Securities	All Other
		Salary		Stock	Underlying	Compensation
Name and Principal Position	Year	($)(1)	Bonus($)(2)	Awards ($)(3)	Options(#)	($)

Robert J. DiNicola(4)	2001	560,385	—	8,437,500	505,000	1,611,696

Chairman of the Board and	2000	750,000	431,250	—	—	90,749

Chief Executive Officer	1999	1,000,000	1,100,000	4,153,840	—	43,426

Alan P. Shor(5)	2001	425,000	—	—	30,000	47,738

President and Chief	2000	375,000	215,625	—	100,000	17,405

Operating Officer, Director	1999	350,000	175,000	415,400	50,000	16,150

Mary L. Forté(6)	2001	342,308	—	—	110,000	49,825

Executive Vice President and	2000	295,000	169,625	—	25,000	16,216

Chief Merchandise Officer	1999	285,000	142,500	290,760	25,000	15,821

Sue E. Gove(7)	2001	311,538	—	—	120,000	30,441

Executive Vice President	2000	250,000	143,750	—	50,000	19,933

and Chief Financial Officer	1999	200,000	100,000	290,760	50,000	11,327

Beryl B. Raff(8)	2001	430,769	—	—		433,487

Former Chairman of the	2000	600,000	690,000	—	150,000	20,024

Board and Chief Executive	1999	400,000	300,000	2,076,920	100,000	17,749

Officer

(1)	Includes amounts contributed by such executive officers to the Company’s 401(k) savings plan.

(2)	Includes amounts deferred under the Executive Deferred Compensation Plan.

(3)	As of the end of fiscal 2001 the aggregate restricted stock holdings for the named executive officers consisted of 262,463 shares worth $8,858,126 at the closing price as of July 31, 2001, without giving effect to the diminution of value attributable to the restrictions on such stock. The outstanding restricted stock awards issued in 1999 are eligible for dividends and have vested as to 50% of the shares covered thereby with the remaining 50% to vest in equal increments on February 25 of each of the next two years except for the restricted stock award granted to Mr. DiNicola which vested effective on September 6, 2000. The restricted stock awards granted to Mr. DiNicola on July 12, 2001 are eligible for dividends and vest to 20 percent of the shares covered thereby on July 12 of each of the next five years.

(4)	Mr. DiNicola was appointed Chairman of the Board and Chief Executive Officer on February 21, 2001. Mr. DiNicola’s “All Other Compensation” for 2001 consists of $1,728 group term life insurance premiums, $5,000 Company’s Medical Expenses Reimbursement Plan, $6,563 Executive Financial Planning, $58,530 Executive Life Insurance Policy, $2,021 Second Executive Life Insurance Policy, $3,500 car allowance, $1,125,000 payout of contract, $5,391 annual insurance premiums paid by the Company, and $403,963 relocation expenses.

(5)	Mr. Shor’s “All Other Compensation” for 2001 consists of $816 for group term life insurance premiums, $7,513 for Executive Financial Planning, $4,050 for the Company’s Medical Expense Reimbursement Plan, $18,857 Executive Life Insurance Policy, $3,799 Executive LTD, $7,018 annual insurance premiums paid by the Company, $4,920 car allowance, and $581 estimated imputed interest on Restricted Stock loan.

(6)	Ms. Forté’s “All Other Compensation” for 2001 consists of $1,328 for group term life insurance premiums, $8,563 for Executive Financial Planning, $4,050 for the Company’s Medical Expense Reimbursement Plan, $19,049 Executive Life Insurance Policy, $5,151 Executive LTD, $6,357 annual insurance premiums paid by the Company, $4,920 car allowance, and $407 estimated imputed interest on Restricted Stock loan.

(7)	Ms. Gove’s “All Other Compensation” for 2001 consists of $552 for group term life insurance premiums, $4,050 for the Company’s Medical Reimbursement Plan, $9,641 Executive Life Insurance Policy, $3,746 Executive LTD, $6,931 annual insurance premiums paid by the Company, $5,114 car allowance, and $407 estimated imputed interest on Restricted Stock loan.

(8)	Ms. Raff’s “All Other Compensation” for 2001 consists of $7,936 for annual insurance premiums and $1,392 for group term life insurance premiums, $6,563 Executive Financial Planning, $4,050 Company’s Medical Expenses Reimbursement Plan, $56,698 Executive Life Insurance Policy, $6,868 Executive LTD, and $5,363 car allowance paid by the Company. Ms. Raff resigned as Chairman of the Board and Chief Executive Officer on February 12, 2001 and received a $2.5 million severance package payable over three years and $344,617 of that amount was paid in 2001.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth all stock option grants to the named executive officers during the year ended July 31, 2001.

					Potential Realizable Value
					At Assumed Annual Rates
					of Stock Price Appreciation
	Individual Grants(1)				for Option Term(2)

	Number of
	Securities
	Underlying	% of Total Options	Exercise or
	Options	Granted to Employees	Base Price	Expiration
Name	Granted(#)	in Fiscal Year	($/Sh)	Date	5%($)	10%($)

Robert J. DiNicola	500,000		$31.75	7/12/2011	10,594,538	26,273,315

	5,000	47.35	$28.22	11/03/2010	96,114	236,620

Alan P. Shor	30,000	2.81	$31.75	7/12/2011	635,672	1,576,399

Mary L. Forté	10,000		$31.75	7/12/2011	211,891	525,466

	100,000	10.32	$33.44	2/12/2011	1,989,501	5,148,413

Sue E. Gove	120,000	11.25	$31.75	7/12/2011	2,542,689	6,305,596

Beryl B. Raff	—	—	—	—	—	—

(1)	Sets forth options granted under the Stock Incentive Plan for the fiscal year ended July 31, 2001. Unless the applicable plan agreement provides otherwise, options granted under the Stock Incentive Plan become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. The options granted to Mr. DiNicola become cumulatively exercisable as to 20% of the shares covered thereby on each of the first, second, third, fourth and fifth anniversaries of the date of grant. Upon the occurrence of a change of control (as defined in the Stock Incentive Plan), options shall become fully and immediately exercisable.

(2)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission. These amounts should not be construed as forecasts of possible future appreciation, if any, of the stock price for the Company’s Common Stock.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information with respect to the named executive officers concerning the number of securities underlying unexercised options and the value of unexercised options held as of July 31, 2001.

					Value of
	Shares		Number of Securities		Unexercised
	Acquired on	Value	Underlying Unexercised		In-the-Money Options
	Exercise	Realized	Options at Fiscal Year-End		at Fiscal Year-End(1)
Name	(#)	($)	(#)		($)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Robert J. DiNicola	125,000	828,125	500,000	505,000	156,250	1,027,656

Alan P. Shor	—	—	123,750	142,500	480,547	63,906

Mary L. Forté	23,750	322,802	47,500	150,000	139,766	54,234

Sue E. Gove	—	—	85,500	191,250	322,766	242,734

Beryl B. Raff	236,250	641,295	—	—	—	—

(1)	These amounts represent the excess of the fair market value of the Common Stock of $33.75 per share as of July 31, 2001 above the exercise price of the options.

Supplemental Executive Retirement Plan

      In 1995, the Company adopted a Supplemental Executive Retirement Plan (the “Executive Retirement Plan”). The purpose of the Executive Retirement Plan is to provide eligible executives with the opportunity to receive payments each year after retirement equal to a portion of their Final Average Pay as defined below. In 2000, the Board amended the Executive Retirement Plan to modify the class of executives who are eligible to be participants in the Executive Retirement Plan to include those employees who hold the office of Corporate Vice President, Division Senior Vice President, and all higher executive offices (“Participants”). In 2000, the Board amended the Executive Retirement Plan to reflect that the “Bonus Target” referred to therein is based on net income rather than earnings before interest, taxes, depreciation and amortization.

      A Participant becomes vested in his benefit in the Plan after completing five years of service with the Company. A Participant also becomes vested in his Plan benefits upon a change of control of the Company or the death or disability of the Participant while an active employee. A retired Participant who is vested is entitled to monthly payments continuing over the life of the Participant (or, at the election of the Participant, in a joint and 50% survivor annuity with his or her surviving spouse) commencing on the first day of the month immediately following the Participant’s 65th birthday. The amount of each payment is determined under the following formula:

Benefit Points x Final Average Pay

100

      Benefit Points are calculated based on a goal for net income established each plan year by the Compensation Committee of the Company. The Final Average Pay means the average of the monthly base salary received by the Participant from the Company in the 60-month period ending immediately prior to the Participant’s retirement or other termination from the Company. The estimated annual benefits payable upon retirement at normal retirement age for Robert J. DiNicola, Alan P. Shor, Mary L. Forté, and Sue E. Gove (assuming salary of each of the named executive officers for the year ended July 31, 2001) are $375,000, $127,500, $120,000, and $90,000.

Employment Agreements

      DiNicola Employment Agreement.   On August 1, 2001, the Company entered into a five year employment agreement with Mr. DiNicola, replacing an employment agreement dated February 21, 2001, which became effective upon Mr. DiNicola’s re-election as Chairman of the Board and Chief Executive Officer. Under the employment agreement, Mr. DiNicola is employed by the Company as its Chairman of the Board and Chief Executive Officer at an annual base salary of $1,250,000. Mr. DiNicola is eligible to receive up to 125% of his base salary in accordance with the terms and conditions of the Company’s Executive Bonus Program. In the event of a change of control (as defined), resulting in the termination of Mr. DiNicola’s employment, the Company shall pay him (1) an amount equal to five times his base salary, (2) an amount equal to five times the average annual bonus paid to him over the last two years, (3) all benefits under the Company’s various benefits plans for 36 months, and (4) a lump sum payment under the Company’s Supplemental Executive Retirement Plan. In addition, on a change of control (as defined), all of the outstanding stock options and restricted stock grants held by Mr. DiNicola shall immediately vest, and he shall be entitled to certain other benefits as enumerated in the employment agreement.

      In the event Mr. DiNicola elects not to renew the agreement at the end of its initial term, he and the Company will enter into a five year consulting agreement under which Mr. DiNicola will provide consulting services to the Company for an annual fee of $150,000.

      Other Executive Employment Agreements.   Mr. Shor, Ms. Forté and Ms. Gove entered into employment agreements on August 1, 2001, (collectively the “Executive Employment Agreements”). The three Employment Agreements are substantially similar to each other in that, in the event of a change of control (as defined), resulting in termination of the Executive’s employment, the Company shall pay to the Executive (1) an amount equal to three times his or her annual salary; (2) an amount equal to three times his or her average annual cash bonus for the preceding two fiscal years; (3) all benefits under the Company’s various benefits plans for 36 months following the termination; and (4) certain benefits under the Zale Delaware, Inc. Supplemental Executive Retirement Plan. Base salaries for Mr. Shor, Ms. Forté and Ms. Gove are $425,000, $400,000, and $400,000 respectively. Mr. Shor, Ms. Forté and Ms. Gove are each entitled to receive up to 50% of their base salary in accordance with the Executive Bonus Program. The terms of each of these three Executive Employment Agreements is three years. Mr. Shor's agreement automatically renews at the end of three year in term unless terminated by either party on 90 days notice.

Other Compensation

      On his retirement as Chairman of the Board, Robert J. DiNicola remained as a non-employee member of the Board. In connection with his severance arrangement, the Company agreed to pay certain benefits of approximately $1.9 million consisting principally of an amount equivalent to one year of salary and bonus and other severance-related benefits including the accelerated vesting of certain options held by Mr. DiNicola. The Company also extended the exercise period on 500,000 stock options set to expire on September 6, 2002 to the earlier of the original 10 year term (to expire July 9, 2007), which is the maximum term pursuant to the Company’s stock option plan, or two years after Mr. DiNicola leaves the Board of Directors. Based on the intrinsic value of these stock options on the modification date, no compensation charge was recorded by the Company. Effective February 21, 2001, Robert J. DiNicola was re-appointed as Chairman of the Board and Chief Executive Officer.

      On February 11, 2001, the Company entered into a Severance Agreement with Beryl Raff in connection with her resignation as Chairman and Chief Executive Officer. Under this agreement, Ms. Raff is entitled to receive, subject to continuing compliance with the terms of the Agreement, her base salary at the time of her resignation, or $700,000 for thirty-six months. In addition, certain unvested options and restricted stock previously granted to Ms. Raff under the Company’s Stock Incentive Plan vested at the termination of her employment. Benefits Ms. Raff had accrued under the Company’s Supplemental Executive Retirement Plan also were vested and she was paid a lump sum of $237,493 under that Plan. Ms. Raff also is entitled to receive certain other benefits under the Company’s benefit plans as set forth in the Agreement.

Executive Severance Arrangements

      In 1994, the Company adopted an executive severance plan for its executives (the “Severance Plan”), which becomes operative upon the occurrence of certain events, such as termination without cause (as defined in the Severance Plan). Under the Severance Plan, as amended effective May 20, 1995, Executive Vice Presidents (who are not parties to Executive Employment Agreements), Company Senior Vice Presidents and Division Presidents are entitled to receive severance pay equal to one month of pay and benefits for each year of continuous service, with a minimum of three months of pay and a maximum of nine months of pay. Company Vice Presidents and directors, and Division Senior Vice Presidents, Vice Presidents and directors are entitled to severance pay equal to one week of pay for each year of continuous service, with a minimum of twelve weeks of pay and a maximum of twenty-six weeks of pay.

Other Employment Agreements

      Effective August 1, 2001, the Company entered into Employment Agreements with certain of its senior officers and other key employees. The Agreements are intended to supplement any other programs sponsored by the Company, including, but not limited to, the Company’s severance and stock option plans. The Agreements have three year terms.

      If any of the parties to the Agreements are terminated within two years following a Change of Control, (as defined), for any reason other than Cause or Disability (as defined), or if the parties terminate their employment with the Company for Good Reason (as defined), the Company shall: (i) pay an amount equal to three times the employee’s base pay as of the date of termination; (ii) pay an amount equal to three times the average annual cash bonus paid to employee for the two fiscal years immediately preceding the date of termination; (iii) for three years following the date of termination of employment, provide to the party and anyone entitled to claim under or through the party all benefits provided by the Company under certain group employee benefit plans to the same extent to which the party would have been entitled if he or she had remained an employee of the Company; and (iv) pay a lump sum equal to the actuarial equivalent of the benefits that would have accrued to the party under the Executive Retirement Plan. Under the Agreements, the employees are eligible to receive between 35-50% of their base salary in accordance with the Executive Bonus Program. The Agreements are required to be assumed by any successor to the Company by merger or otherwise.

Director Compensation

      Each Non-Employee director of the Company receives an annual retainer fee of $15,000, and is entitled to a $3,000 fee for each board meeting attended in person and a $1,000 fee for each meeting attended by telephone. A chairman of a committee of the Board of Directors receives an additional annual retainer fee of $2,500, and each committee member is entitled to $1,000 for each committee meeting attended, whether in person or by telephone. Non-Employee directors also receive annual grants of options to purchase Common Stock under the Company’s Outside Directors’ 1995 Stock Option Plan.

Director Indemnification Arrangements

      During 1993, each of the Company and ZDel entered into indemnification agreements (the “Indemnification Agreements”) with the directors of the Company, agreeing to indemnify such persons against expenses, judgments, fines and amounts paid in settlement of, or incurred in connection with, any threatened, pending or completed action, suit or proceeding in which the director was or is, or is threatened to be made, a party by reason of his service as a director, officer, employee or agent of the Company subsequent to July 21, 1993, provided that the director acted in good faith and in a manner he reasonably believed to be in the best interest of the Company or ZDel, as applicable, and, with respect to any criminal action or proceeding, provided he had reasonable cause to believe his actions were lawful. Each Indemnification Agreement also provides for the advance of expenses incurred by the director in defending any proceeding. The Company has entered into similar agreements with all directors elected to the Board for the first time since 1993 and may enter into similar agreements with any new directors elected in the future.

Compensation Committee Interlocks and Insider Participation

      Richard C. Marcus, A. David Brown and Peter P. Copses serve as the members of the Company’s Compensation Committee. During fiscal year 2001, the Company retained the firm of Whitehead Mann, Inc. to perform certain executive search services for the Company. A. David Brown, a member of the Compensation Committee, serves as Managing Partner of Whitehead Mann. In exchange for the executive search services, Whitehead Mann received fees of approximately $100,000.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

      Subject to the final decision of the Board of Directors, the Compensation Committee (the “Committee”) actively reviews the proposed compensation of the Company’s Chairman and Chief Executive Officer and all other corporate officers and considers management succession and related matters. In addition, the Committee administers the Company’s Omnibus Stock Incentive Plan and its other incentive compensation plans.

      Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs that seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company’s executives with those of its stockholders. The objectives of the Company’s executive compensation program are to:

•	Support the achievement of the Company’s strategic operating objectives;

•	Provide compensation that will attract and retain superior talent and reward the executives based upon Company and individual performance;

•	Align the executives’ financial interests with the success of the Company by placing a substantial portion of pay at risk (i.e., payout that is dependent upon Company and individual performance); and

•	Provide a strategic balance among short, medium and long-term compensation such that it encourages a balanced perspective on the part of the executive between short-term profit goals and long-term value creation.

      The Company’s executive compensation program consists of base salary, the potential for annual cash incentive compensation in the form of performance bonuses, long-term incentive compensation in the form of stock options, and other potential equity incentives, supplemental executive benefits and various other benefits, including life and medical insurance plans.

      Base Salaries.   It is the Committee’s objective to maintain base salaries that are reflective of the financial performance of the Company and the individual executive’s experience, responsibility level and performance, and that are competitive with the salary levels of executives at other companies engaged in the same or similar lines of business with revenues in a range comparable to those of the Company. The Committee intends to monitor the salaries of all corporate officers annually and to make any adjustments it deems necessary and appropriate.

      Bonuses.   Annual bonuses available to the Company’s executive officers under the Executive Bonus Program are based upon the Company’s financial performance as measured by overall corporate net income targets and overall net income as a percentage of total sales, as set forth in the Company’s annual financial plan.

      Bonus opportunity is calculated as a percentage of the recipient’s base salary. Specifically, all participants can earn up to 70% of their maximum bonus opportunity if the Company exceeds its net income dollar bonus target and up to 30% of the maximum bonus opportunity if the Company exceeds its target of net income as a percentage of sales. For fiscal year 2001, no bonus could be achieved if the Company failed to attain at least a minimum threshold net income dollar target, and no bonus could be achieved if the Company failed to attain at least the minimum threshold for net income as a percentage of sales. The Committee and the Board, in their sole discretion may adjust the amount and timing of bonus payments under the program to address special or unusual circumstances. For fiscal year 2001, there were no bonus payments made pursuant to the Executive Bonus Program.

      For fiscal year 2002, the annual bonuses available to the Company’s executive officers will remain based upon the Company’s financial performance as measured by overall corporate net income dollar targets and overall net income as a percentage of total sales, as set forth in the Company’s annual financial plan.

      The bonus opportunity will continue to be calculated as a percentage of the recipient’s base salary. Specifically, all participants can earn up to 70% of their maximum bonus opportunity if the Company exceeds its net income dollar bonus target and up to 30% of the maximum bonus opportunity if the Company exceeds its net income as a percentage of sales target. No bonus can be achieved if the Company fails to attain at least a minimum threshold for net income. No bonus can be achieved if the Company fails to attain a minimum threshold for net income as a percentage of sales. The Committee and the Board, in their sole discretion may adjust the amount and timing of bonus payments under the program to address special or unusual circumstances.

      Equity Incentives.   The Company’s Omnibus Stock Incentive Plan currently forms the basis for the Company’s long-term incentive plan for executives and key employees. The Stock Incentive Plan provides for the grant of stock options, SARs, restricted stock, stock bonuses and phantom stock. To date, only stock options and restricted stock have been issued in connection with the Stock Incentive Plan. The purpose of the Stock Incentive Plan is to promote the interests of the Company and its stockholders by providing officers and other employees of the Company with appropriate incentives and rewards to encourage them to enter into and continue in employment of the Company and to acquire a proprietary interest in the long-term success of the Company.

During fiscal year 2001, option awards were made to approximately 100 of the Company’s employees covering an aggregate of 1,031,650 shares of Common Stock and 250,000 shares of Restricted Stock were awarded. All options were granted with an exercise price equal to the fair market value of the Company’s Common Stock as of the day before the grant date, have a term of ten years, and become exercisable 25% per year beginning one year from the grant date (except for the options and restricted stock issued to Robert J. DiNicola, which vest 20% each year for five years).

      The Committee, in satisfying its duty to establish the compensation levels of the Company’s Chairman and Chief Executive Officer and its other corporate officers, considered and approved management’s recommendations for the 2001 fiscal year with respect to changes to the elements and levels of compensation paid to such officers. The Committee consulted with the Company’s human resources department and/or outside compensation consultants in evaluating the recommendations made by management. The Committee, in its role as administrator of the Stock Incentive Plan, intends to review periodically with the Company’s human resources department and/or outside compensation consultants the levels and types of cash incentives and stock-based compensation that are appropriate for a corporation similarly situated to the Company.

      Compensation of the Chairman of the Board and Chief Executive Officer. Mr. DiNicola was re-elected as Chairman of the Board and Chief Executive Officer of the Company, effective February 21, 2001. Pursuant to a five year employment agreement dated August 1, 2001, Mr. DiNicola is entitled to receive an annual base salary of not less than $1,250,000 applied retroactively to February 21, 2001. This base salary is subject to annual review and potential increase by the Board of Directors. In establishing Mr. DiNicola’s base salary, the Company primarily considered Mr. DiNicola’s extensive retail experience, his previous level of responsibility, his past performance with the Company, and the Company’s desire to retain his services for an extended period. In July 2001, Mr. DiNicola was awarded a stock option grant to purchase up to 500,000 shares of the Company’s common stock, and received a restricted stock award of 250,000 shares. The stock option grant and the restricted stock award each vest in five equal annual installments. The Compensation Committee believes that these stock option and restricted stock awards are consistent with the purposes of the Stock Incentive Plan to properly align the interests of Mr. DiNicola and the Company’s stockholders and will encourage Mr. DiNicola to remain in the employ of the Company for the term of his employment agreement. For a description of the terms of Mr. DiNicola’s employment agreement, see “Executive and Director Compensation Employment Agreements.”

      Section 162(m).   Section 162(m) of the Code prevents publicly held corporations, including the Company, from taking a tax deduction for compensation paid to a “covered employee” in a taxable year to the extent that the compensation exceeds $1 million and is not qualified performance-based compensation under the Code. Generally, covered employees are the executive officers named in the Summary Compensation Table. The Stock Incentive Plan and Executive Bonus Plan have been designed to meet the regulations so that compensation realized in connection with stock options, stock appreciation rights and other performance-based equity incentives granted under the Stock Incentive Plan and Executive Bonus Plan bonuses will generally be excluded from the deduction limit. Moreover, the Committee believes that, in order to attract, retain and reward the executive talent necessary to maximize stockholder returns, the Company’s interests are best served in some circumstances by providing compensation which is subject to the deductibility limitation imposed by Section 162(m). Accordingly, the Committee retains the discretion to authorize compensation that does not qualify for income tax deductibility.

Richard C. Marcus, Chairman A. David Brown Peter P. Copses

AUDIT COMMITTEE REPORT

      The members of the Audit Committee are Glen Adams, Charles H. Pistor, Jr. and Andrew H. Tisch. The Board of Directors has determined that each member of the committee is independent under the rules of the New York Stock Exchange. The Audit Committee acts under a written charter adopted by the Board of Directors, which sets forth its responsibilities and duties, as well as requirements for the committee’s composition and meetings. A copy of this charter is attached to this proxy statement as Appendix B.

      The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended July 31, 2001.

      The Audit Committee has discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      The Audit Committee has received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standard No. 1, Independence Discussions with Audit committees, as amended, and issued by the Independence Standards Board, and has discussed with the auditors the auditors’ independence. The Audit Committee has also considered the fees paid to Arthur Andersen LLP during the last fiscal year for audit and non-audit services, which are set forth below and has determined that the provision of the non-audit services are compatible with the firm’s independence.

      Based on the reviews and the discussions referred to above, the Audit Committee recommends to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2001.

      The foregoing report is furnished by the members of the Audit Committee:

Glen Adams, Chairman Charles H. Pistor, Jr. Andrew H. Tisch

Audit Fees

      The aggregate fees billed for professional services rendered by Arthur Andersen LLP, the Company’s auditors, for the audit of the consolidated financial statements of the Company for the year ended July 31, 2001, the reviews of financial statements included in the Company’s quarterly reports on Form 10-Q for that fiscal year, audits of the Company’s insurance subsidiaries and audits of the Company’s employee benefit plans were $508,500.

Financial Information Systems Design and Implementation Fees

      There were no fees billed by Arthur Andersen LLP for professional services rendered for financial information systems design and implementation for fiscal year 2001.

All Other Fees

      The aggregate fees billed by Arthur Andersen LLP for professional services rendered, other than for the services described above, were $1,244,800 for fiscal year 2001. These other services primarily related to tax consulting outsourced internal audit services and testing of e-commerce website.

Corporate Performance Graph

      The following graph shows a comparison of cumulative total returns for the Company, the S&P 500 Index, the Dow Jones Retail — All Specialty Index, and the S&P 600 Index for the period since August 1, 1996. The comparison assumes $100 was invested on August 1, 1996 in the Company’s Common Stock and in each of the three indices and, for the S&P 500 Index, the Dow Jones Retail — All Specialty Index and the S&P 600 Index, assumes reinvestment of dividends. The Company has not paid any dividends.

	7/31/96	1/31/97	7/31/97	1/31/98	7/31/98	1/31/99	7/31/99	1/31/00	7/31/00	1/31/01	7/31/01

Zale Corporation	100.00	92.06	125.14	140.97	178.37	188.79	230.15	205.70	215.05	214.61	194.19

S&P 500	100.00	124.13	152.11	157.53	181.44	208.70	218.11	230.30	237.67	228.22	203.63

S&P Spec. Retail	100.00	102.49	130.20	138.64	159.67	140.33	152.66	109.02	134.54	140.32	162.06

S&P 600	100.00	119.08	138.88	144.22	144.13	143.33	151.11	158.10	170.12	190.24	190.56

      The stock price performance depicted in the above graph is not necessarily indicative of future price performance. The Corporate Performance Graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates the graph by reference.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of any class of the Company’s equity securities, to file with the Commission initial reports (“Form 3”) of beneficial ownership and reports of changes (“Form 4” and “Form 5”) in beneficial ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with for the year ended July 31, 2001.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

      Effective September 6, 2001, Robert J. DiNicola retired as Chairman of the Company, but remained as a non-employee member of the Company’s Board of Directors. In connection with his retirement, the Company extended to Mr. DiNicola a full recourse, $2.2 million loan, bearing interest at a rate of 8.74 percent per annum, for the sole purpose of allowing Mr. DiNicola to exercise options to purchase 125,000 shares of the Company’s common stock prior to expiration of the options. Pursuant to a pledge agreement, the Company was granted a security interest in the 125,000 shares acquired by Mr. DiNicola upon exercise of the option. Under the loan agreement, if Mr. DiNicola sells any of the shares acquired pursuant to the option, the proceeds from the sale must be used to repay any outstanding amounts on the loan. In any event, the loan must be repaid in full on December 4, 2002. As of July 31, 2001, approximately $2.2 million remained outstanding on the loan.

      Mr. DiNicola was re-elected as Chairman of the Board and Chief Executive Officer, effective February 21, 2001, and reinstated as an employee of the Company. In April 2001, the Company extended to Mr. DiNicola a full recourse, $2.1 million loan, bearing interest at a rate of 7.25 percent per annum, the proceeds of which were used by Mr. DiNicola to purchase a home in Dallas, Texas. As security for repayment of the loan, the Company has a first priority mortgage on the property. Under the loan agreement, payments of interest are due each month, with the entire principal amount to be repaid in March 2004. As of July 31, 2001, approximately $2.1 million remained outstanding on the loan. In August 2001, the loan was modified and extended with the entire principal amount to be repaid in August 2006.

      Effective March 27, 2001, the Company extended loans to Alan P. Shor, Mary Forté, and Sue E. Gove, in the amounts of $23,838, $16,685 and $16,685, respectively, to pay the income taxes due on the value of Restricted Stock grants to each which vested on February 25, 2001. Under the loan agreements, the named executives agreed not to immediately sell all or a portion of the Restricted Stock to generate funds to pay the taxes dues. In any event, the loans must be repaid by September 30, 2002. As of July 31, 2001, $23,838, $16,685 and $16,685, respectively, remained outstanding on the loans.

      During fiscal year 2001, the Company retained the firm of Whitehead Mann, Inc. to perform certain executive search services for the Company. A. David Brown, a director of the Company, serves as Managing Partner of Whitehead Mann. In exchange for the executive search services, Whitehead Mann received fees of approximately $100,000.

OTHER MATTERS

      The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the named proxies in the accompanying proxy to vote in accordance with their judgment on such matters.

VOTING REQUIREMENTS

      In order for the Company to conduct the Annual Meeting, a majority of the outstanding shares of Common Stock, as of September 18, 2001, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum. A “broker non-vote” occurs when a brokerage firm does not vote shares on a particular proposal because the proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares.

      With regard to Proposal No. 1, the election of directors, votes may be cast for or votes may be withheld from each nominee. Directors will be elected by plurality vote. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors and, under applicable Delaware law, broker non-votes will have no effect on the outcome of the election of directors.

      With regard to Proposal No. 2, an amendment to the Company’s Restated Certificate of Incorporation to eliminate certain provisions relating to the Company’s “material subsidiaries” and certain restrictions relating to the issuance of non-voting equity securities, votes may be cast for or against the matter, or stockholders may abstain from voting on the matter. Approval of the proposal requires the affirmative vote of the holders of a majority of the outstanding shares that are entitled to vote at the meeting. Therefore, under applicable Delaware Law, abstentions and broker non-votes will have the effect of voting against approval of the matter.

      With regard to Proposal No. 3, the ratification of independent public accountants, votes may be cast for or against the matter, or stockholders may abstain from voting on the matter. Under applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of Proposal No. 3.

      If no directions are specified, the shares will be voted FOR the election of the director nominees recommended by the Board of Directors, FOR the amendment to the Company’s Restated Certificate of Incorporation, FOR the ratification of the appointment of Arthur Andersen LLP as the Company’s independent public accountant, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.

STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

      The Bylaws of the Company provide that any stockholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to the Board of Directors subject to the following notice requirements.

      As described more fully in the Company’s Bylaws, a stockholder desiring to nominate a person for election to the Board of Directors must send a written notice to the Secretary of the Company setting forth (i) as to each person who the stockholder proposes to nominate, all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to

Regulation 14A under the Exchange Act (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address of such stockholder as it appears on the Company’s books and (B) the class and number of shares of the Company that are owned of record by such stockholder. See “Stockholder Proposals” for additional requirements.

STOCKHOLDER PROPOSALS

      Pursuant to Rule 14a-8(e) promulgated under the Securities and Exchange Act of 1934, as amended, stockholder proposals to be included in the Company’s Proxy Statement relating to the 2002 Annual Meeting of Stockholders of the Company must be a subject for proper inclusion therein and must be received by no later than May 29, 2002 at the Company’s principal executive offices, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, Attention: Legal Department.

      Pursuant to the Company’s Bylaws, to be timely, notice of business to be brought before a stockholders meeting and notice by a stockholder of nominations for election of a director at a meeting of stockholders, must be delivered to the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the meeting. However, in the event that there is less than 70 days’ notice or prior public disclosure of the date of the meeting, in that case, to be timely, notice from the stockholder must be received no later than ten (10) days following the day on which such notice of the meeting date was mailed or such public disclosure was made. Alternatively, in the case of an annual meeting, such notice must be delivered by the sixtieth day before the anniversary date of the last annual meeting (November 2nd is the date of the 2001 Annual Meeting), assuming that such sixtieth day is earlier than the tenth day following the day on which notice of the meeting was mailed or public disclosure was made. The obligation of stockholders to comply with the foregoing Bylaw provision is in addition to the requirements of the proxy. Stockholders of the Company who intend to nominate candidates for election as a director or to bring business before the meeting must also comply with other applicable procedures set forth in the Company’s Bylaws. See “Stockholder Nomination of Director Candidates.” The Company will furnish copies of such Bylaw provisions upon written request to the Secretary of the Company at the aforementioned address.

AVAILABILITY OF FORM 10-K

      The Company will provide to any stockholder, without charge, upon written request of such stockholder, a copy of the Annual Report and Form 10-K for the fiscal year ended July 31, 2001, as filed with the Securities and Exchange Commission. Such requests should be addressed to Zale Corporation, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, Attention: Investor Relations,
MS 6B-3. The Company’s 10-K and Annual Report is available online at www.zalecorp.com.

      The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.

Susan S. Lanigan Senior Vice President, General Counsel and Secretary

APPENDIX A

Text of the Proposed Amendment

      A.   The text of what was formerly paragraph (a) of Article SIXTH of the Restated Certificate, as proposed to be amended, is set forth below. The proposed amendment to paragraph (a) of Article SIXTH has been marked by striking through the text to be deleted.

SIXTH. (a) [BEGIN STRIKE THROUGH] Subject to paragraph (b) of this Article [END STRIKE THROUGH] All the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal Bylaws made by the Board of Directors, or to make new Bylaws; provided, however, that the Board of Directors shall not (i) adopt, alter, amend or repeal the Bylaws of the Corporation except upon the affirmative vote of at least two-thirds (2/3) of the members of the Board of Directors at any annual or special meeting of the board, or by unanimous written consent of the directors; and (ii) adopt any provision of the Bylaws that is inconsistent with the provisions of this Certificate of Incorporation or the effect of such provisions.

      B.   The following text, which formerly constituted paragraph (b) of Article SIXTH, shall be stricken in its entirety:

"(b) Notwithstanding paragraph (a) of this Article, the Corporation shall at all times cause all shares of capital stock of any Material Subsidiary held by the Corporation to be voted as follows:

(i) for the election, as directors of such Material Subsidiary, of the individuals then serving as directors of the Corporation; and

(ii) unless the approval of a majority of the outstanding shares of Common Stock of the Corporation has previously been obtained:

(A) not to permit any issuance or disposition (whether by sale, merger, consolidation or share exchange, upon exercise of options or similar rights to acquire shares, or otherwise) of shares of capital stock of such Material Subsidiary to any person other than the Corporation or a Material Subsidiary; and

(B) not to permit any amendment to the certificate of incorporation or other governing instrument (‘Charter’) of such Material Subsidiary which amendment would alter, amend or repeal any provision of the Charter of such Material Subsidiary that (w) requires the filling of any vacancies of directors to be effected only by stockholder vote, (x) requires the number of the directors at any time comprising the whole board of directors of such Material Subsidiary to be the same as such number is at that time for the Corporation, (y) requires any issuance of shares of capital stock of such Material Subsidiary to be approved by the stockholders thereof or (z) makes similar provision as to the election of directors of, issuance of capital stock of, or approval of any amendments comparable to those described in this clause (B) to the Charter of, any Material Subsidiary that is a Subsidiary of such Material Subsidiary.

The Corporation shall, in addition, at all times cause all shares of capital stock of any Material Subsidiary held by the Corporation to be voted as follows:

(i) in the event any other matter not described in the previous sentence is required by applicable law to be approved by a specified percentage of the outstanding shares of capital stock of such Material Subsidiary, not to permit such matter unless the approval of such specified percentage of the outstanding shares of Common Stock of the Corporation has previously been obtained; and

(ii) as to any other matter not described in the previous sentence or in clause (i) of this sentence that may be submitted to the vote of the stockholders of such Material Subsidiary, in such manner as the Corporation shall be directed by resolution of the Board of Directors of the Corporation.

The Corporation shall not permit any entity to become both a Subsidiary of the Corporation and a Material Subsidiary unless (i) all the outstanding capital stock of such Material Subsidiary is owned by the Corporation or a Material Subsidiary and (ii) the Charter of such Material Subsidiary contains the provisions described in subclauses (w), (x), (y) and (z) of clause (B) of the second preceding sentence. The provisions of this paragraph (b), however, shall not prohibit the grant to, or exercise by, any secured lenders of the Corporation or any Subsidiary thereof of customary rights to vote, upon an event of default, such shares of capital stock of any Material Subsidiary as may be pledged thereto in such manner as may be permitted under the applicable pledge agreement.

“Material Subsidiary” shall mean any Subsidiary of the Corporation (other than any Subsidiary (x) that is a special purpose subsidiary established and operating solely as a finance or insurance subsidiary or (y) the exclusion of which from the provisions of this paragraph (b) of this Article has been approved by a majority of the outstanding shares of Common Stock of the Corporation), which, on a consolidated basis for such Subsidiary, (i) for the most recent fiscal year of the Corporation accounted for more than 5% of the consolidated revenues of the Corporation and its Subsidiaries, (ii) for the most recent fiscal year of the Corporation accounted for more than 5% of the consolidated revenues of the Corporation and its Subsidiaries from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles, or (iii) as of the end of such fiscal year, was the owner, directly or indirectly, of more than 5% of the consolidated assets of the Corporation and its Subsidiaries, all as shown on the consolidated financial statements of the Corporation and its Subsidiaries for the most recent fiscal year for which financial statements are publicly available; provided, however, that clauses (i) and (ii) shall be determined on a pro forma basis in the case of a Subsidiary acquired during or subsequent to the end of such fiscal year, giving effect to such acquisition as if it occurred on the first day of such year, and clause (iii) shall be determined on a pro forma basis in the case of a Subsidiary acquired subsequent to the end of such fiscal year, giving effect to such acquisition as if it occurred at the end of such fiscal year.

“Subsidiary” of any person or entity means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such person or entity or by one or more other Subsidiaries of such person or entity or by such person or entity and one or more subsidiaries thereof or (ii) any other person (other than a corporation) of which such person or entity or such person or entity and one or more other Subsidiaries thereof, directly or indirectly, have at least a majority ownership and the power to direct the policies, management and affairs.

“Voting Stock” means any class or classes of capital stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the election of directors, managers or trustees of any person (irrespective of whether or not at the time stock of any class or classes will have or might have, voting power by the reason of the happening of any contingency).”

C. The following text shall be inserted in lieu of the text that previously constituted paragraph (b) of Article SIXTH:

"(b) INTENTIONALLY OMITTED”

D. The following text, which formerly constituted Article ELEVENTH, shall be stricken in its entirety:

“ELEVENTH: Notwithstanding any other provision contained herein, the Corporation, as a Debtor (as defined in the Plan referred to below) and as the successor to certain of the Debtors under the Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Zale Corporation and its Affiliated Debtors (the ‘Plan’) shall not issue nonvoting equity securities (which term shall not include any warrant to purchase shares of Common Stock) in connection with the Plan and shall comply, to the extent applicable, with Section 1123 (a) (6) of the Bankruptcy Code of 1978, as amended.”

APPENDIX B
ZALE CORPORATION
AUDIT COMMITTEE CHARTER

      The Audit Committee (“Committee”) shall be appointed by the Board of Directors (“Board”). The primary purpose of the Committee is to assist the Board in its oversight of management’s conduct of the Company’s financial reporting process and internal audits. Its obligations in that regard include:

1.   To review the financial reports and other financial information provided by the Company to any governmental or other regulatory body and to monitor any public or other uses thereof;

2.   To review the annual independent audit of the Company’s financial statements;

3.   To review the Company’s systems of internal accounting and financial controls; and

4.   To review and monitor the internal audit process and internal audit results.

      In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all Company books, records, facilities, personnel and outside auditors, along with the power to retain, at Company’s expense, outside counsel, auditors or other experts for this purpose. Any outside auditor retained by the Company is ultimately accountable to the Board and the Committee.

      The Committee shall review the adequacy of this charter on an annual basis.

MEMBERSHIP

      The Committee shall be comprised of not less than three members of the Board, and the Committee members will meet the requirements of the Audit Committee Policy of the New York Stock Exchange. Accordingly, the members of the Audit Committee will be directors who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. Each member will be financially literate. In addition, at least one member of the Committee will have financial management expertise. The Board shall designate the chair of the Committee.

      The Committee shall meet as often as necessary to fulfill its responsibilities.

DUTIES AND RESPONSIBILITIES

      The Committee recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as outside auditors, have more time, knowledge and more detailed information of the Company than do Committee members. As a result, in carrying out its oversight responsibilities, the Committee’s role is not to provide expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

      The following functions shall be the common, recurring activities of the Committee in carrying out its duties. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

1.   The Committee shall review with management and the outside auditors the financial statements to be included in the Company’s annual report on Form 10-K and shall review and consider with the outside auditors the matters required to be discussed by the Statement of Auditing Standards (“SAS”) No. 61. This review will occur prior to filing of the Form 10-K.

2.   The Committee, or at least the Chair, shall review with management and the outside auditors the Company’s interim financial results to be included in the Company’s quarterly reports on Form 10-Q to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61. This review will occur prior to the filing of each Form 10-Q.

3.   The Committee shall discuss with management and outside auditors the quality and adequacy of the Company’s internal controls.

4.   The Committee shall review and discuss with management and outside auditors the results of any internal audits performed by outside auditors, and shall review and discuss with management the results of any internal audits.

5.   The Committee shall a) request from the outside auditors, at least annually, a formal written statement delineating all relationships between the auditors and Company consistent with Independence Standards Board Standard No. 1; b) discuss with the outside auditors any such disclosed relationships and their impact on the outside auditors’ objectivity and independence; and c) recommend that the Board take appropriate action, if any, in response to the outside auditors’ report to satisfy itself of the auditors’ independence.

6.   The Committee shall be responsible for making recommendations to the Board concerning the retention of outside auditors, and the Board with the Audit Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor, subject to annual shareholder approval.

[LOGO] ZALE CORPORATION C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTN: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Zale Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ZALE01 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZALE CORPORATION

1.	To elect eight directors for terms that will expire at the 2002 annual meeting of stockholders:	For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

	01) Robert J. DiNicola, 02) Alan Shor, 03) Glen Adams, 04) A. David Brown, 05) Peter P. Copses, 06) Richard C. Marcus, 07) Charles H. Pistor, Jr., and 08) Andrew H. Tisch.	[ ]	[ ]	[ ]

Vote on Proposals					For	Against	Abstain

2.	To approve an amendment to the Company's Restated Certificate of Incorporation to eliminate certain provisions relating to the Company's "material subsidiaries" and certain restrictions relating to the issuance of non-voting equity securities;				[ ]	[ ]	[ ]

3.	To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants; and				[ ]	[ ]	[ ]

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR items 1, 2 and 3 and in the discretion of the persons named as proxies on all other matters which may properly come before the meeting or any adjournment or postponement thereof. Management recommends a vote FOR Items 1, 2 and 3.

This proxy revokes all prior proxies with respect to the Annual Meeting and may be revoted prior to its exercise. No proposal above is conditioned on or related to any other proposal.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian,
please give full title as such.	Auto Data Processing Investor Comm Services Attention: Test Print 51 Mercedes Way Edgewood, NY 11717
______________________________________ Signature (PLEASE SIGN WITHIN BOX) Date	_______________________________ Signature (JOINT OWNERS) Date

ZALE CORPORATION
901 West Walnut Hill Lane
Irving, Texas 75038-1003

COMMON STOCK PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS,
November 2, 2001

    Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Zale Corporation, a Delaware corporation (the "Company"), will be held on Friday, November 2, 2001, at 10:00 a.m., local time, at The Omni Park West, 1590 LBJ Freeway, Dallas, Texas 75234 for the purposes listed on the reverse side.

    The Board of Directors has fixed the close of business on September 18, 2001, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of such stockholders will be maintained at the Company's headquarters during the ten-day period prior to the date of the Annual Meeting and will be available for inspection by stockholders for any purpose germane to the meeting during ordinary business hours.

    By signing this proxy card, you appoint Robert J. DiNicola and Alan P. Shor, each or either one of them, proxies with full power of substitution and resubstitution, to represent and to vote as set forth herein all the shares of Common Stock of Zale Corporation held of record by you on September 18, 2001 at the Annual Meeting or any adjournment or postponement thereof.

    We hope you will be represented at the Annual Meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important and the Board of Directors appreciates the cooperation of stockholders in directing proxies to vote at the meeting.

By Order of the Board of Directors,

Susan S. Lanigan Senior Vice President, General Counsel and Secretary